Exhibit 10.2

2012 PLUM CREEK TIMBER COMPANY, INC. STOCK INCENTIVE PLAN
AWARD AGREEMENT
This AWARD AGREEMENT made as of the 6th day of February 2012 (the “Agreement”), between Plum Creek Timber Company, Inc., a Delaware corporation (the “Company”), and the individual identified on the Award Agreement Acceptance attached hereto (the “Acceptance”), an employee of Plum Creek Timberlands, L.P., a subsidiary of the Company (“Employee”). In recognition of the important contributions that Employee makes to the success of the Company, and in consideration of the mutual agreements and other matters set forth herein and in the 2012 Plum Creek Timber Company, Inc. Stock Incentive Plan, as the same may be amended from time to time (the “Plan”), which Plan is incorporated herein by reference as a part of this Agreement, subject to and contingent upon approval of the Plan by the Company's stockholders at its 2012 Annual Stockholder Meeting on May 8, 2012, or any adjournment or postponement thereof, the Company hereby grants to Employee under the Plan the following long-term incentive awards on the terms and conditions set forth below.
A. Definitions. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Plan. The following definitions will apply for purposes of this Agreement:

“Award” means an Award of Restricted Stock Units and/or Value Management Award granted hereunder and under the Plan.

“Grant Date” means the date of this Agreement.

“Peer Group” means the Company's peer group set forth in Section C.3. hereof.

“Performance Goals” means the performance goals set forth in Section C.4 hereof.

“Performance Period” means the three-year period beginning on January 1, 2012 and ending on December 31, 2014.

“Restricted Period” means the four-year period beginning on the Grant Date and ending on February 3, 2016.

“Securities Act” means the Securities Act of 1933, as amended.

"Total Shareholder Return” means a computation consisting of the price appreciation or depreciation of the Stock, plus dividends paid, as calculated by the Committee in its reasonable discretion.

“Vested” or “Vesting” means that portion of the Restricted Stock Units that are paid and transferred to Employee in shares of Stock and as to which Employee has acquired a non-forfeitable right in accordance with the vesting schedule in Section B.2.

“Vesting Dates” means the dates set forth in the vesting schedule in Section C.2 of this Agreement.

B.	Restricted Stock Unit Award.
1. Grant of Restricted Stock Units. The Company hereby grants to Employee that number of Restricted Stock Units as is set forth in the Acceptance, on the terms and conditions set forth herein and in the Plan, and subject to such other restrictions, if any, as may be imposed by law.
2. Vesting and Payment of Restricted Stock Units. The Restricted Stock Units shall be Vested in 25% increments each year of the Restricted Period on February 3rd, conditioned upon Employee's continued employment with the Company as of each Vesting Date during the Restricted Period, all according to the following schedule:

Exhibit 10.2

Date	Percentage of Vested Units
Prior to February 3, 2013	0%
February 3, 2013	25%
February 3, 2014	50%
February 3, 2015	75%
February 3, 2016	100%
Within a reasonable period of time after each Vesting Date (and in no event later than the March 15th following the year in which the applicable Vesting Date occurs), the Company shall pay and transfer to Employee a number of shares of Stock equal to the aggregate number of Restricted Stock Units that Vested on such Vesting Date. In the event that Employee's employment with the Company terminates prior to the end of the Restricted Period for any reason other than a termination of employment due to death or Disability or in accordance with Section 10(b) of the Plan (qualifying terminations of employment within one year following a Change in Control), then any portion of Restricted Stock Units that has not then become Vested shall be forfeited automatically.
Notwithstanding anything herein to the contrary, upon a Change in Control, the Restricted Stock Units shall be subject to Section 10 of the Plan.

3. Cash Upon Payment of Dividends. If on any date the Company shall pay any dividend on the Stock, then the Company shall pay to Employee a cash amount equal to the product of the number of Restricted Stock Units granted hereunder multiplied by the per share amount of any such dividend (or, in the case of any dividend payable in property other than cash, the per share value of such dividend, as determined in good faith by the Board).
4. Withholding of Tax Upon Payment of Stock or Cash. Any obligation of the Company to pay and transfer to Employee Stock pursuant to Section B.2 or cash pursuant to Section B.3 shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements as determined by the Company, and in connection therewith the Company is hereby authorized to withhold from any cash or Stock remuneration then or thereafter payable to Employee any tax required to be withheld by reason of such resulting compensation income.

C.	Value Management Award.
1. Grant of Value Management Award. The Company hereby grants to Employee a Value Management Award measured with reference to the number of units set forth in the Acceptance, on the terms and conditions set forth herein and in the Plan, and subject to such other restrictions, if any, as may be imposed by law.
2. Face Value. Each Value Management Award unit shall have a face value of $100.
3. Peer Group. For purposes of this Agreement, the Company's peer group (the “Peer Group”) shall be comprised of three components: (a) the industry peer group companies set forth in Exhibit A to this Agreement; (b) companies in the S&P 500 Index; and (c) companies in the Morgan Stanley REIT Index; provided, that each of the foregoing Peer Group components shall be subject to equitable adjustment by the Committee in its sole discretion to the extent that one or more companies in any component grouping shall cease to maintain separate legal existence by reason of merger or legal dissolution or otherwise, or shall no longer be part of the applicable index. For purposes of determining values earned for the Value Management Award units granted hereby, the components of the Peer Group will be given the following weightings: industry group 25%; S&P group 50%; and REIT Index group 25%.
4. Performance Goals. The performance goals for the Value Management Award granted hereby (the “Performance Goals”) shall constitute a measure of Total Shareholder Return over the Performance Period, relative to that of the Peer Group, as set forth below:

Exhibit 10.2

Relative Performance	Value Management Award Earned
At or above the 85th percentile	200% of face value

Between the 25th and 85th percentiles	Sliding scale between 0% and 200%

Below the 25th percentile	0% of face value
Following completion of the Performance Period, the Committee will calculate the Total Shareholder Return of the Company and that of each of the companies in each component of the Peer Group, and will rank the Company's performance by percentile for each component of the Peer Group. Upon a determination by the Committee of the Company's relative performance for each group as weighted pursuant to Paragraph C.3, an amount with respect to each component will be paid in accordance with Paragraph C.5 to Employee equal to (a) the aggregate face amount of the Value Management Award multiplied by (b) the percentage amount corresponding to the identified percentile ranking as set forth above.
5. Time and Form of Payment. All payments with respect to the Value Management Award shall be made within a reasonable time following the end of the Performance Period, but in no event later than the March 15th following the end of the Performance Period. If at the end of the Performance Period Employee is in full compliance with the minimum requirements for stock ownership as set forth in the Company's Stock Ownership Guidelines for Executive Officers, as in effect on such date, amounts earned shall be paid 100% in cash, less any required tax withholding, or a combination of cash and Stock, as elected by Employee. If at the end of the Performance Period Employee is not in full compliance with the minimum requirements for Stock ownership as set forth in the Company's Stock Ownership Guidelines for Executive Officers, as in effect on such date, any amounts earned shall be paid in that number of shares of Stock necessary to bring Employee into full compliance with such minimum requirements up to 50% of the total amount paid, with the balance, less any required tax withholding, paid either in cash or a combination of cash and Stock as elected by Employee.
6. Termination of Employment; Change in Control. If Employee's employment terminates for any reason prior to the completion of the Performance Period relating to the Value Management Award (other than termination due to death or Disability pursuant to Section 10 of the Plan), no Value Management Award shall be payable to Employee. Notwithstanding anything herein to the contrary, upon a Change in Control, the Value Management Award shall be subject to Section 10 of the Plan.
7. Withholding of Tax Upon Payment of Stock or Cash. Any obligation of the Company to pay and transfer to Employee cash or Stock pursuant to Section C.5 shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements as determined by the Company, and in connection therewith the Company is hereby authorized to withhold from any cash or Stock remuneration then or thereafter payable to Employee any tax required to be withheld by reason of such resulting compensation income.

D.	Miscellaneous.
1. Employment Relationship. For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of either the Company, a parent or subsidiary corporation (as defined in section 428 of the Code) of the Company, or a corporation or a parent or subsidiary of such corporation. Any question as to whether and when there has been a termination of such employment, and the cause of any such termination, shall be determined by the Committee in its sole discretion, and such determination shall be final.
2. Voting and Other Rights. Unless and until a certificate or certificates representing shares of Stock shall have been issued by the Company to Employee in connection with the payment of Stock in connection with Vested Restricted Stock Units, or any payment of a Value Management Award made in Stock, Employee shall not be, or have any of the rights or privileges of a shareholder of the Company with respect to, shares of Stock.
3. Status of Stock. Notwithstanding any other provision of this Agreement, in the absence of an effective registration statement under the Securities Act, or an available exemption from registration under the Securities Act, for the issuance of shares of Stock in connection with any Award granted hereby, such issuance of shares of Stock will be delayed until registration of such shares of Stock is effective or an exemption from registration under the Securities Act is available. The Company intends to use its best efforts to ensure that no such delay will occur. In the event exemption from registration under the Securities Act is available, Employee, if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws. Employee agrees that the shares of Stock that Employee may acquire in connection with any Award will not be sold or

Exhibit 10.2

otherwise disposed of in any manner that would constitute a violation of any applicable securities laws. Employee also agrees that (a) the certificates representing such shares of Stock may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws, (b) the Company may refuse to register the transfer of such shares of Stock on the stock transfer records of the Company if such proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of any applicable securities law and (c) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of such shares of Stock.
4. Reimbursement by Employee. Employee hereby agrees that if (a) the payment of any Value Management Award or gains realized upon sale of Stock acquired upon Vesting of any Restricted Stock Units was predicated upon the achievement of financial results that were the product of fraudulent activity or were subsequently the subject of a material negative restatement of the Company's financial statements as filed with the Securities and Exchange Commission (SEC), (b) in the Committee's sole discretion Employee engaged in fraud or conduct known by him or her to be in violation of SEC rules and regulations or Company policy that caused Employee to be personally responsible for the fraudulent activity or restatement, and (c) in the Committee's judgment in light of relevant facts and circumstances a lower payment would have been made to, or less gain would have been realized by, Employee absent such restatement or fraudulent activity, then immediately upon demand by the Committee, Employee shall reimburse the Company: (i) the entire amount of any such payment of such Value Management Award; and (ii) the entire amount of proceeds received by Employee from the sale of such Stock acquired upon Vesting of Restricted Stock Units.
5. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.
6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington.

Exhibit 10.2

Exhibit A
Deltic Timber Corp.
International Paper Co.
Louisiana-Pacific Corp.
Mead-Westvaco Corporation
Potlatch Corporation
Rayonier Inc.
The St. Joe Company
Timberwest Forest Corp.
Universal Forest Products Inc.
Weyerhaeuser Co.

Exhibit 10.2

2012 AWARD AGREEMENT ACCEPTANCE
You have been granted the following long-term incentive awards under the 2012 Plum Creek Timber Company, Inc. Stock Incentive Plan:
Award Summary        Award Agreement Date: 6th day of February 2012

Employee:

Employee ID Number:

Address:	Date of Birth:
Date of Hire:
Restricted Stock Units (RSUs)
Restricted Stock Units granted:
Vesting schedule per Section B.2:

Date	Percentage of Units
Prior to February 3, 2013	0%
February 3, 2013	25%
February 3, 2014	50%
February 3, 2015	75%
February 3, 2016	100%
Value Management Award (VMAs)
Value Management Award granted:
Aggregate Face Amount of the VMA at $100 per unit is:
Performance Period: January 1, 2012 through December 31, 2014

Signature Page Follows

Exhibit 10.2

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Employee has executed this Agreement, all as of the day and year first above written.

PLUM CREEK TIMBER COMPANY, INC.

By:
Barbara L. Crowe
Vice President, Human Resources

DATED: February 6, 2012

Employee Signature
Date: